UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 21, 2022

 Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	CAR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2022 (the “Closing Date”), our Avis Budget Rental Car Funding (AESOP) LLC subsidiary (“ABRCF”) issued $396 million of asset-backed securities with a maturity of three years, comprised of $321.75 million aggregate principal amount of Series 2022-3 4.62%, Class A notes, $45 million aggregate principal amount of Series 2022-3 5.31%, Class B notes and $29.25 million aggregate principal amount of Series 2022-3 6.48%, Class C notes. Additionally, ABRCF will retain $54 million aggregate principal amount of Series 2022-3 8.42%, Class D notes, which may be issued on a future date. The Class D notes are subordinated to the Class A notes, Class B notes and Class C notes. ABRCF also issued $24.75 million aggregate principal amount of Series 2022-3 9.381%, Class R notes, which are subordinated to the Class A notes, the Class B notes, the Class C notes and the Class D notes and were issued to comply with applicable U.S. risk retention rules. The Class R notes are held by our AESOP Leasing L.P. subsidiary. The notes were issued under the Series 2022-3 Supplement, dated as of the Closing Date, between ABRCF and The Bank of New York Mellon Trust Company, N.A., as trustee and Series 2022-3 Agent (the “Series 2022-3 Supplement”), to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (as amended, the “Base Indenture”).

On the Closing Date, ABRCF also issued $374 million of asset-backed securities with a maturity of five years, comprised of $303.75 million aggregate principal amount of Series 2022-4 4.77%, Class A notes, $42.5 million aggregate principal amount of Series 2022-4 5.46%, Class B notes and $27.625 million aggregate principal amount of Series 2022-4 6.68%, Class C notes. Additionally, ABRCF will retain $51 million aggregate principal amount of Series 2022-4 8.61%, Class D notes, which may be issued on a future date. The Class D notes are subordinated to the Class A notes, Class B notes and Class C notes. ABRCF also issued $23.4 million aggregate principal amount of Series 2022-4 9.585%, Class R notes, which are subordinated to the Class A notes, the Class B notes, the Class C notes and the Class D notes and were issued to comply with applicable U.S. risk retention rules. The Class R notes are held by our AESOP Leasing L.P. subsidiary. The notes were issued under the Series 2022-4 Supplement, dated as of the Closing Date, between ABRCF and The Bank of New York Mellon Trust Company, N.A., as trustee and Series 2022-4 Agent (the “Series 2022-4 Supplement”), to the Base Indenture.

On the Closing Date and subsequent to the closing of the issuances of the Series 2022-3 notes and the Series 2022-4 notes, ABRCF irrevocably reduced to zero the commitment amounts available under the Series 2022-2 Supplement, dated as of June 7, 2022 among ABRCF, Avis Budget Car Rental, LLC, as Administrator, JPMorgan Chase Bank, N.A., as Administrative Agent, the Non-Conduit Purchasers, the CP Conduit Purchasers, the Committed Note Purchasers, the APA Banks and the Funding Agents named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2022-2 Agent, to the Base Indenture.

The notes are secured under the Base Indenture primarily by vehicles in our domestic fleet and other related assets. The foregoing summary of the notes is qualified in its entirety by reference to the full text of the Series 2022-3 Supplement, a copy of which is attached hereto as Exhibit 10.1 and the Series 2022-4 Supplement, a copy of which is attached hereto as Exhibit 10.2, respectively, and, in each case, which is incorporated by reference herein.

Certain purchasers of the notes, the trustee and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Series 2022-3 Supplement, dated as of July 21, 2022, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2022-3 Agent.

10.2	Series 2022-4 Supplement, dated as of July 21, 2022, between Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and Series 2022-4 Agent.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean Sera
Name:	Jean Sera
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: July 22, 2022